CONSENT OF STEPHEN P. ANTONY

I consent to the inclusion in the Current Report on Form 8-K of Energy Fuels Inc. (the “Company”) dated September 12, 2016 (the “Current Report”) of technical disclosure including sampling, analytical, and test data underlying such disclosure regarding the properties of the Company (the “Technical Information”) and of references to my name with respect to the Technical Information being filed with the United States Securities and Exchange Commission under cover of Form 8-K.

I also consent to the filing of this consent under cover of Form 8-K with the United States Securities and Exchange Commission (the “SEC”) and of the incorporation by reference of this consent into the Company’s Registration Statement on Form S-3 (No. 333-210782), as amended, filed with the SEC.

/s/ Stephen P. Antony
Name: Stephen P. Antony, P.E.
Title: President and Chief Executive
Officer, Energy Fuels Inc.

Date: September 12, 2016